UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2012

Online Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26123	52-1623052
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4795 Meadow Wood Lane, Chantilly, Virginia		20151
(Address of principal executive offices)		(Zip Code)

703-653-3100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 13, 2012, Online Resources Corporation (the “Company”) held its Annual Stockholders’ Meeting, and the following matters were approved pursuant to a vote held at the meeting:

1. The election of John C. Dorman, Edward D. Horowitz and Bruce A. Jaffe to serve as a class of Directors of the Company for a three-year term of office or until their respective successors have been elected and qualified. The following chart shows the final results of the votes cast in connection with the election of directors (with each nominee being elected as a director):

Director Name	Votes For	Votes Withheld	Broker Non-Votes
John C. Dorman	20,076,548	2,880,182	7,256,941
Edward D. Horowitz	20,705,452	2,251,278
Bruce A. Jaffe	20,704,652	2,252,078

2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2012. The following chart shows the final results of the votes cast in connection with this proposal:

Proposal	Votes For	Votes Against	Abstentions
Ratification of KPMG LLP	30,030,807	182,010	854

3. A vote on a non-binding advisory resolution on the Company’s executive compensation. The following chart shows the final results of the votes cast in connection with this proposal:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Say-On-Pay	22,543,600	404,331	8,799	7,256,941

4. The amendment to (i) Section 5.1 of the Company’s Amended and Restated 2005 Restricted Stock and Option Plan (the “RSO Plan”) to increase the maximum number of authorized shares reserved under and subject to the RSO Plan to 6,050,000 total shares; and (ii) Section 6.8 of the RSO Plan to clarify that shares withheld to pay taxes are included as issued shares for purposes of this numerical share limitation under the Plan. The following chart shows the final results of the votes cast in connection with this proposal:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Amendment to RSO Plan	19,803,615	3,139,090	14,025	7,256,941

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE RESOURCES CORPORATION

June 18, 2012	By:	/s/ Joseph L. Cowan
Name: Joseph L. Cowan

Title: President and Chief Executive Officer